UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X]    Definitive Information Statement

JOSHUA GOLD RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

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JOSHUA GOLD RESOURCES INC.

2368 Lakeshore Rd. W, Suite 300

Oakville, Ontario L6L 1H5 Canada

___________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 11, 2012

_______________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

You are cordially invited to attend a Special Meeting of the Stockholders of Joshua Gold Resources Inc., a Nevada corporation (the “Company”) which will be held on December 11, 2012, at 9:00 a.m., EST, at the law offices of the Company’s special securities counsel, Joyce Thrasher Kaiser & Liss, LLC, located at Five Concourse Parkway, Suite 2600, Atlanta, Georgia 30328.  Stockholders will be asked to consider and vote upon the following matters at the special meeting, which are described in the accompanying information statement:

1.

Amending the Company’s Articles of Incorporation (the “Articles”) filed with the Secretary of State of Nevada to (a) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock based upon a ratio of 1 for 3 and (b) subsequent to the reverse stock split, increase the Company’s authorized common stock, par value $0.0001 (the “Common Stock”) from approximately 133,333,333 shares to 400,000,000 shares.

2.	The transaction of such other business as may be properly brought before the meeting.

The holders of record of the Company’s Common Stock at the close of business on November 7, 2012 are entitled to notice of and to vote at the special meeting and any and all adjournments or postponements thereof.

We are not soliciting proxies for this special meeting. However, all stockholders are welcome to attend the meeting and vote in person or grant a proxy to another person to vote in their place.

By Order of the Board of Directors

/s/ Benjamin Ward
Benjamin Ward
President, CEO and Director

JOSHUA GOLD RESOURCES INC.

SPECIAL MEETING OF STOCKHOLDERS

9:00 A.M., EST, DECEMBER 11, 2012

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement contains information related to the Special Meeting of the Stockholders (the “Special Meeting”) of Joshua Gold Resources Inc., a Nevada corporation (the “Company”, “we”, “our”, and “us”) to be held at the law offices of the Company’s special securities counsel, Joyce Thrasher Kaiser & Liss, LLC, located at Five Concourse Parkway, Suite 2600, Atlanta, Georgia 30328 at 9:00 a.m., EST, on December 11, 2012 and at any adjournments or postponements thereof.  This Information Statement is expected to be mailed to stockholders on or about November 20, 2012, and the expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

 This Information Statement is available on the internet at www.joshuagoldresources.com. We are making this Information Statement available to our stockholders for use at the Special Meeting.

GENERAL INFORMATION

Meeting Information

The Special Meeting of the Company will be held at the law offices of the Company’s special securities counsel, Joyce Thrasher Kaiser & Liss, LLC, located at Five Concourse Parkway, Suite 2600, Atlanta, Georgia 30328 at 9:00 a.m., EST, on December 11, 2012.

The sole proposal scheduled to be voted on is as follows: Amending the Company’s Articles to (a) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock based upon a ratio of 1 for 3 and (b) subsequent to the reverse stock split, increase the Company’s authorized Common Stock from approximately 133,333,333 shares to 400,000,000 shares.

Voting

The Board of Directors (the “Board”) of the Company has selected the close of business on November 7, 2012 (the “Record Date”) as the time for determining the holders of record of our Common Stock that are entitled to notice of, and are entitled to vote at, the Special Meeting or any adjournment or postponement thereof. Shares of Common Stock outstanding on the Record Date are the only securities that entitle holders to vote at the Special Meeting or any adjournment or postponement thereof.

As of the Record Date, there were 219,945,089 shares of Common Stock issued and outstanding.

Each holder of our shares of Common Stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders.  The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

Quorum

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Votes Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is required to approve the proposed amendment to the Articles.

Other Matters

The Board does not know of any other matter that will be presented for stockholder consideration at the Special Meeting other than the proposal described herein.

PROPOSAL—AMENDMENT TO ARTICLES

On September 12, 2012, the Board approved an amendment to Article 3 of the Company's Articles to (a) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock based upon a ratio of 1 for 3 and (b) subsequent to the reverse stock split, increase the Company’s authorized Common Stock from approximately 133,333,333 shares to 400,000,000 shares.

The full text of the proposed amendment to the Articles is set forth in Exhibit “A” to this Information Statement. The amendment will not affect the number of shares of Preferred Stock authorized, which is 100,000,000 shares of Preferred Stock, par value $0.0001 per share. Currently, there are 240,000 shares of Preferred Stock issued and outstanding.

A.

Reverse Stock Split.

The Board proposes to amend the Articles to affect a 1 for 3 reverse stock split.  When effective, the reverse stock split will automatically apply to all shares of Common Stock then issued and outstanding. The reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power or other rights and privileges. However, the reverse stock split, together with the increase in authorized common stock, will increase the Board’s ability to issue authorized and unissued shares without further stockholder action.

The principal effect of the reverse stock split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 219,945,089 shares to approximately 73,315,030 shares.  No fractional shares will be issued; all fractional shares will be rounded up to the next whole share. In addition, all outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of our Common Stock will be adjusted as a result of the reverse stock split. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one-for-three ratio.

The reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Market Capitalization

There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all Common Stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split.  A decline in the market price of the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following such a reverse stock split.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.0001 per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Effect on Fractional Stockholders

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded-up to the nearest full share.

Effect on Registered and Beneficial Stockholders

Upon a reverse stock split, we intend to treat stockholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Anti-Takeover Effects

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company) the reverse stock split was not proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and the Company’s stockholders.

Procedure for Effecting Reverse Stock Split

We will promptly file a Certificate of Amendment with the Secretary of State of the State of Nevada to amend our existing Articles if the proposal to amend the Articles is approved at the Special Meeting. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “split effective date.” Beginning on the split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. As of the effective date of the reverse stock split, each certificate representing shares of common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities will also be automatically adjusted on the split effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the split effective date, shareholders will be notified of the effectiveness of the reverse split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

Federal Income Tax Consequences of Reverse Split

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i)

Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)

Except as explained in (v) below, the tax basis of the post-reverse split shares will equal the tax basis of the pre-reverse split shares exchanged therefore.

(iii)

Except as explained in (v) below, the holding period of the post-reverse split shares will include the holding period of the pre-reverse split shares if such pre-reverse split shares were held as capital assets.

(iv)

The conversion of the pre-reverse split shares into the post-reverse split shares will produce no taxable income or gain or loss to the Company.

(v)

The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

B.

Increase in Authorized Common Stock.

If approved, the 1 for 3 reverse stock split would reduce the issued and outstanding shares of Common Stock of the Company from 219,945,089 shares to approximately 73,315,030 shares and reduce the authorized shares of Common Stock of the Company from 400,000,000 to approximately 133,333,333.  Accordingly, there would be approximately 60,018,303 authorized but unissued shares of Common Stock available for issuance after the reverse stock split.

After the 1 for 3 reverse stock split is effected, we will increase our authorized shares of Common Stock to 400,000,000.  Accordingly, there would be approximately 326,684,970 authorized but unissued shares available for issuance.  Increasing our authorized shares will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. We are investigating additional sources of financing and acquisitions which our Board believes will be in our best interests and in the best interests of our stockholders.  As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements nor has it received any demands to issue any of the newly available authorized shares for any purpose. Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other corporate purposes.

The increase in authorized common stock alone will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, each new issuance will decrease the existing stockholders’ percentage equity ownership and would be dilutive to the existing stockholders unless the issuance is on a pro rata basis to existing shareholders. The Company does not have current plans to issue shares that would not be dilutive on a pro rata basis to the existing shareholders. Examples of a pro rata basis issuance are stock dividends or stock splits.

The newly authorized shares of Common Stock will have the same rights and privileges as the presently authorized shares of our Common Stock.

There can be no assurance as to the amount of consideration the Company would receive from any issuance of additional shares of our Common Stock nor can there be any assurance of what effect, if any, the proposed increase in the authorized shares of our Common Stock and any subsequent issuance will have on the market price of our Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increased in the authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized Common Stock is to provide the Company's management with the ability to finance the development and operation of our business. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, and the Company currently has no such provisions in any of its governing documents. Regardless, the  increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts.

DESCRIPTION OF COMPANY’S CAPITAL STOCK

Common Stock

The authorized capital stock of our Company consists of 400,000,000 shares of Common Stock, par value $0.0001 per share, of which there are 219,945,089 issued and outstanding as of November 7, 2012.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Our stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by our Board out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Our stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Articles authorizes the issuance of up to 100,000,000 shares of Preferred Stock, par value $0.0001 per share, with designations, rights and preferences including rights to dividend, liquidation, conversion, voting, or other rights determined from time to time by our Board, without shareholder approval.  As of November 7, 2012, there are 240,000 shares of our Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF COMPANY

The following table sets forth, as of November 7, 2012, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Benjamin Ward (1) 18 Melville Dundas, Ontario, Canada L9H 1Z8	22,046,223	10.02%

Dino Micacchi (1) 92 Oakridge Avenue Innerkip, Ontario, Canada N0J 1M0	1,636,842	0.74%

Cam Cheriton (1) 6 Foxdale Court Toronto, Ontario, Canada M2K 2P2	500,000	0.23%

Benedetto Fuschino (1) 883 Isabel St. Woodstock, Ontario, Canada N4S 2A7	13,086,842	5.95%

Garry Honcoop (1) 474362 Dodge L.S. Woodstock, Ontario, Canada N4S 7V6	636,842	0.29%

John David Mason (1) 383 Ellis Park Road #604 Toronto, ON, Canada M65 5B2	384,210	0.17%

Friggi N A Inc 883 Isabel St. Woodstock, Ontario, Canada N4S 2A7	39,250,000	17.85%

All officers, directors, and beneficial owners as a group	77,540,959	35.25%

(1)

The person listed is an officer and/or director of the Company

OTHER BUSINESS

Neither the Board nor management is aware of any matters to be presented at the Special Meeting other than those referred to in the Notice of Special Meeting and this Information Statement.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada General Corporation Law does not provide for dissenter’s rights in connection with the proposal presented herein.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any interest, direct or indirect, by security holdings or otherwise, in the foregoing proposal which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that could prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov

Dated: November 20, 2012	By order of the Board of Directors /s/ Benjamin Ward By: Benjamin Ward Its: CEO, President and Director

EXHIBIT “A”

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

                  Certificate of Amendment

    (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.  Name of corporation:

Joshua Gold Resources Inc.

2.   The articles have been amended as follows: (provide article numbers, if available)

Article 3:

The total number of issued and outstanding shares of common stock of the Corporation as of  December 11, 2012 shall be decreased by way of a reverse stock split in an amount of three (3) shares of common stock for one (1) share of common stock. Any fractions shall be rounded up.

The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.0001 per share.  Of the 500,000,000 shares, 400,000,000 shares are to be common shares and 100,000,000 are to be preferred shares.

The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or securities, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  ____________________.

4.  Effective date and time of filing: (optional)     Date:                     Time:

5.  Signature: (required)

X  /s/ Benjamin Ward__

Signature of Officer